Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Great Basin Scientific, Inc.:

We hereby consent to the incorporation in this Registration Statement on Amendment No. 5 of Form S-1 (File No. 333-197954), and related Preliminary Prospectus, of our report dated June 6, 2014 (except for the last paragraph of Note 2, as to which the date is September 5, 2014), with respect to the audited financial statements of Great Basin Scientific, Inc. as of December 31, 2013 and 2012 and for the years then ended, which contains an explanatory paragraph describing the conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 3 to the financial statements. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah

September 29, 2014

Gateway S • 178 South Rio Grande Street Suite 200 • Salt Lake City, Utah 84101 • Tel. (801) 269-1818 • Fax (801) 266-3481 • www.mnuacps.com